As filed with the Securities and Exchange Commission on September 6, 2013

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

EVOLVING SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	84-1010843
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

9777 Pyramid Court, Suite 100

Englewood, Colorado  80112

(303) 802-1000

(Address, including zip code and telephone number, including area code, of registrant’s principal executive office)

Evolving Systems, Inc. Amended and Restated 2007 Stock Incentive Plan

(Full title of the plan)

Thaddeus Dupper

Chairman of the Board, Chief Executive Officer and President

Evolving Systems, Inc.

9777 Pyramid Court, Suite 100

Englewood, Colorado  80112

(303) 802-1000

(Name, address, including zip code and telephone number, including area code, of agent for service)

Copies to:

Charles D. Maguire, Esq.

Bryan Cave HRO

1700 Lincoln Street, Suite 4100

Denver, CO  80203

(303) 861-7000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definition of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)		Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, $0.001 par value	250,000 shares	(3)	$8.26	$2,065,000	$281.67

(1)         This Registration Statement shall also cover any additional shares of Common Stock which become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant’s outstanding shares of common stock.

(2)         Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(c) and (h) under the Securities Act of 1933, as amended (the “Securities Act”), based on based upon the average of the high and low prices of the Registrant’s common stock on the Nasdaq Capital Market on September 4, 2013.

(3)        Increase in authorized number of shares underlying the Evolving Systems, Inc. Amended and Restated 2007 Stock Incentive Plan.

FORM S-8 PURSUANT TO GENERAL INSTRUCTION E

This Form S-8 is filed with the Securities and Exchange Commission (the “Commission”) pursuant to General Instruction E to Form S-8 to register an additional 250,000 shares of Common Stock that may be issued to participants under the Evolving Systems Amended and Restated 2007 Stock Incentive Plan (the “Plan”).  The contents of the earlier Registration Statements on Form S-8, Registration No. 333-144852 and 333-167858, are hereby incorporated by reference into this Form S-8.  All capitalized terms not defined herein shall have the same meaning as set forth in the Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The following documents filed by Evolving Systems, Inc. (the “Registrant”) with the Commission are incorporated by reference in this Registration Statement:

(a)                                 The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2012;

(b)                                 The Registrant’s Amended Annual Report on Form 10-K/A for the year ended December 31, 2012;

(c)                                  The Registrant’s Quarterly Report on Form 10-Q for the quarters ended March 31 and June 30, 2013;

(d)                                 The Registrant’s Current Report on Form 8-K filed with the Commission on June 24, 2013;

(e)                                  The Registrant’s Definitive Proxy Statement on Schedule 14A filed with the Commission on April 29, 2013 for the Annual Meeting of Stockholders held on June 19, 2013; and

(f)                                   The description of the Registrant’s common stock contained in its Registration Statement on Form 8-A.

All reports and other documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents, excluding any information furnished under Item 7.01 or Item 2.02 of any Current Report on Form 8-K.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or replaces such statement.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

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Item 8. Exhibits.

The following exhibits are submitted herewith.

Exhibit No.	Description
4.3	Evolving Systems, Inc. Amended and Restated 2007 Stock Incentive Plan.
5.1	Opinion of Bryan Cave LLP.
23.1	Consent of Friedman LLP.
23.2	Consent of Grant Thornton LLP.
23.3	Consent of Bryan Cave LLP (included in Exhibit 5.1).
24.1	Power of Attorney (included on the signature page).

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SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Englewood, State of Colorado, on this 6th day of September, 2013.

EVOLVING SYSTEMS, INC.

By:	/s/ Thaddeus Dupper
Thaddeus Dupper
Chairman of the Board, Chief Executive Officer and President

POWER OF ATTORNEY

Each person whose signature appears below does hereby make, constitute and appoint Thaddeus Dupper and Daniel J. Moorhead, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution to execute, deliver and file with the Securities and Exchange Commission, for and on his behalf, and in any and all capacities, any and all amendments (including post-effective amendments) to this Registration Statement with all exhibits thereto and other documents in connection therewith, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Thaddeus Dupper	Chairman of the Board, Chief Executive Officer and President	September 6, 2013
Thaddeus Dupper	(Principal Executive Officer)

/s/ Daniel J. Moorhead	Vice President, Finance & Administration	September 6, 2013
Daniel J. Moorhead	(Principal Financial and Accounting Officer)

/s/ David J. Nicol	Director	September 6, 2013
David J. Nicol

/s/ David S. Oros	Director	September 6, 2013
David S. Oros

/s/ Richard R. Ramlall	Director	September 6, 2013
Richard R. Ramlall

/s/ John B. Spirtos	Director	September 6, 2013
John B. Spirtos

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